Exhibit 5.1

300 North LaSalle Chicago, Illinois 60654	Facsimile: (312) 862-2200
(312) 862-2000 www.kirkland.com

October 1, 2014

VWR Corporation

Radnor Corporate Center

Building One, Suite 200

100 Matsonford Road

Radnor, Pennsylvania 190878

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We are acting as special counsel to VWR Corporation, a Delaware corporation (the “Company”), in connection with the proposed registration by the Company of up to 11,500,000 shares of its common stock, par value $0.01 per share (the “Shares”), pursuant to the Registration Statement on Form S-8, filed with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Act”) (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”).

In connection therewith, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the organizational documents of the Company, including the Amended and Restated Certificate of Incorporation to be filed with the Secretary of State of the State of Delaware prior to the sale of the Shares, (ii) minutes and records of the corporate proceedings of the Company, (iii) the VWR Corporation 2014 Equity Incentive Plan (the “Plan”) and the forms of award agreement used thereunder and (v) the Registration Statement and the exhibits thereto.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinion expressed herein, but have relied upon statements and representations of officers and other representatives of the Company and others.

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VWR Corporation

October 1, 2014

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that when the Amended and Restated Certificate of Incorporation is duly filed with the Secretary of State of the State of Delaware, the Shares will be duly authorized and, when (i) the Registration Statement related to the Shares becomes effective under the Act, (ii) when the Shares have been duly issued in accordance with the terms of the Plan and the award agreements thereunder, (iii) when the Shares are duly countersigned by the Company’s registrar, and (iv) upon receipt by the Company of the consideration to be paid therefor, the Shares will be validly issued, fully paid and nonassessable.

Our opinions expressed above are subject to the qualification that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware constitution and reported judicial decisions interpreting the foregoing).

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Interests of Named Experts and Legal Counsel” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of the Shares.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion after the date of effectiveness should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise after the date hereof. This opinion is furnished to you in connection with the filing of the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

VWR Corporation

October 1, 2014

Sincerely,

/s/ Kirkland & Ellis LLP

KIRKLAND & ELLIS LLP